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                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              COMSAT CORPORATION
               (Name of Registrant as Specified In Its Charter)

              PROVIDENCE CAPITAL, INC./WYSER-PRATTE & CO., INC.
                  (Name of Person(s) Filing Proxy Statement)

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News Release                                            MacKenzie Partners, Inc.
                                                        156 Fifth Avenue
CONTACT:                                                New York, NY 10010
Stanley J. Kay, Jr.                                     212 929-5500
MacKenzie Partners, Inc.                                FAX 212 929-0308
212/929-5940

FOR IMMEDIATE RELEASE:

             PROVIDENCE/WYSER-PRATTE NAME NOMINEES FOR COMSAT BOARD.

NEW YORK, NY, May 1, 1997 -- Herbert A. Denton, President of Providence Capital, Inc., and Guy P. Wyser-Pratte, President of Wyser-Pratte & Co., Inc., announced that Providence had today submitted to COMSAT Corporation (NYSE: CQ) the names of nine nominees for election to COMSAT's Board of Directors at the annual meeting of shareholders to be held on Friday, August 15, 1997.

The nine individuals nominated by Providence are:

o Robert W. Anestis, President of Anestis & Company,

o Melvin L. Cooper, Chairman of the Board and Chief Executive Officer of The Union Corporation,

o Thomas M. Davidson, President and Chief Executive Officer of International Technologies, Inc.,

o Bruce W. Fennie of Bruce Fennie & Associates,

o Lawrence C. McQuade, Chairman of Qualitas International and former Vice Chairman of Prudential Mutual Fund Management,

o David C. Mitchell, a director of C-Tec Corporation and recently retired from his position as President of the Telephone Group of Frontier Corp.,

o David R. Morris, Senior Executive Associate of Burdeshaw Associates, Inc. and a retired admiral with the U.S. Navy,

o A. Alex Porter, President and treasurer of Porter, Felleman Inc., and

o Larry G. Schafran, Managing General Partner of L.G. Schafran & Associates and Chairman of the executive Committee of Dart Group Corporation.

A total of twelve directors will be elected at COMSAT's 1997 Annual Meeting. In addition to the nominations, Providence also notified COMSAT of its intention to propose the adoption by the shareholders at the 1997 Annual Meeting of a resolution requesting the Board of Directors to eliminate voting restrictions applicable to holders of more than 5% of the Company's shares.

                                    - more -

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Providence/Wyser-Pratte
May 1, 1997
Page Two


Mr. Denton and Mr. Wyser-Prate said: "We are pleased that such an accomplished group of individuals have agreed to run for election to COMSAT's Board of Directors at the 1997 Annual Meeting now scheduled for August 15, 1997. Providence's nominations were made in accordance with COMSAT's recently revised by-law procedures. The present Board of Directors and management of COMSAT must now adhere to democratic principles and allow the Company's share- holders the opportunity to exercise their right to choose between the Providence nominees and whomever the present Board chooses to nominate at the 1997 Annual Meeting without resort to additional legal stratagems or any further delay. We look forward to a full and fair discussion of the issues facing COMSAT."

                                      # # #

                             PARTICIPANT INFORMATION

Mr. Guy P. Wyser-Pratte owns beneficially 1,454,100 shares of common stock, representing approximately 2.97% of COMSAT. This includes shares owned directly by Mr. Wyser-Pratte and shares owned by investment partnerships and other managed accounts for which affiliates of Wyser-Pratte & Co., Inc. are the general partner or investment manager. Other than Mr. Wyser-Pratte, no other officer of Wyser-Pratte & Co., Inc. owns any common shares of COMSAT. The principal offices of Wyser-Pratte & Co., Inc. are located at 63 Wall Street, New York, NY 10005.

Providence Capital, Inc. owns beneficially 15,100 common shares of the Company and options to purchase 40,000 additional common shares. Providence Investors, LLC, a private investment vehicle organized as a limited liability company of which Mr. Herbert Denton is a managing member, owns 25,000 shares of the Company's common stock and options to purchase 5,000 additional shares of common stock. Mr. William Tapert, an employee of Providence Capital, Inc. owns options to purchase 2,000 common shares. Mr. Gregory Morey, a managing member of Providence Investors, LLC, owns 5,000 common shares.

Providence Investors, LLC owns 10,000 common shares of Ascent Entertainment, a subsidiary of COMSAT.

The individuals who have been nominated for election to COMSAT's Board of Directors by Providence Capital, Inc. may be deemed participants. Their identity and the number of COMSAT shares owned, directly or indirectly by each, are as follows: Robert W. Anestis (2,000), Melvin L. Cooper (1,000), Thomas M. Davidson
(20), Bruce W. Fennie (1,000), Lawrence C. McQuade (0), David C. Mitchell (900), David R. Morris (250), A. Alex Porter (44,500), and Larry G. Schafran (0).

                                    - more -

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Providence/Wyser-Pratte
May 1, 1997
Page Three


Collectively, the nominees own less than 1% of COMSAT's common shares.

The three managing members of Providence Investors, LLC, -- Mr. Denton, Mr. Morey and Mr. Frederick Whitridge, Jr. -- each own 11.1% of Providence Investors, LLC. Mr. Denton owns 100% of Providence Capital, Inc. and of Pacific Equity Limited. Except for Mr. Tapert and Mr. Morey, none of the managing members of Providence Investors, LLC and none of the officers or employees of Providence Capital, Inc. own any shares of the Company's common stock. The principal offices of Providence Capital, Inc. and Providence Investors, LLC are located at 730 Fifth Avenue, New York, NY 10019.

The principal office of Pacific Equity Limited is located at 11 Duddell Street, Central, Hong Kong.

Pacific Equity Limited owns of record (but not beneficially) 60,000 common shares.

Collectively, Providence, Providence Investors, Pacific Equity Limited, the managing members of Providence Investors and the employees of Providence own less than 1% of COMSAT's common shares.

Other participants may include Eric Longmire, Senior Managing Director of Wyser-Pratte & Co., Inc. and Adam Weiss, an employee of Providence Capital, Inc.

Providence and Wyser-Pratte & Co., Inc. have agreed that any expenses incurred in their solicitation activities with respect to COMSAT will be borne in equal shares and that Providence shall be entitled to 10% of the net profits, if any, realized upon the sale or other disposition of any COMSAT shares owned by Wyser-Pratte Management Co., Inc.